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Subsidiaries of Omnicare, Inc.
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     The following is a list of subsidiaries of the Company as of December 31,
1995. Other subsidiaries which have been omitted from the list would not, when considered in the aggregate, constitute a significant subsidiary. Each of the companies is incorporated under the laws of the state following its name.

             All of the companies listed below are included in the consolidated financial statements of the Company as of December 31, 1995 and were 100% owned at December 31, 1995, with the exception of Shore Pharmaceutical Providers, Inc. which has outstanding convertible preferred stock held by two individuals.


    Anderson Medical Services, Inc. (Delaware, 100%)
    Apex Long Term Care Pharmacy, Inc. (Delaware, 100%)
    Beeber Pharmacies, Inc. (Ohio, 100%)
    Care Pharmaceutical Services, Inc. (Delaware, 100%)
    Consulting and Pharmaceutical Services, Inc. (Delaware, 100%)
    Datascript Corp. (Delaware, 100%)
    D&R Pharmaceutical Services, Inc. (Kentucky, 100%)
    Dynatran Computer Systems, Inc. (Delaware, 100%)
    Enloe Drugs, Inc. (Delaware, 100%)
    Evergreen Pharmaceutical East, Inc. (Washington, 100%)
    Evergreen Pharmaceutical, Inc. (Washington 100%)
    Evergreen Pharmaceutical Supply, Inc. (Washington, 100%)
    Freed's Pharmacy, Inc. (Delaware, 100%)
    Genrex Pharmacy Services, Inc. (Delaware, 100%)
    Home Care Pharmacy, Inc. (Delaware, 100%)
    Home Pharmacy Services, Inc. (Missouri, 100%)
    Interlock Pharmacy Systems, Inc. (Missouri, 100%)
    Langsam Health Services, Inc. (DBA Sequoia
      Health Services) (Delaware, 100%)
    Langsam Medical Products, Inc. (DBA Sequoia
      Medical Products) (Delaware, 100%)
    Lawrence Medical Supply, Inc. (Delaware, 100%)
    Lo-Med Prescription Services, Inc. (Ohio, 100%)
    North Shore Pharmacy Services, Inc. (Delaware, 100%)
    OCR-RA Acquisition Corp. (Delaware, 100%)
    OCR Services Corporation (Delaware, 100%)
    Omnicare Holding Company (Delaware, 100%)
    Omnicare Management Company (Delaware, 100%)
    PRN Pharmaceutical Services, Inc. (Delaware, 100%)
    Shore Pharmaceutical Providers, Inc. (Delaware, 90%)
    Specialized Pharmacy Services, Inc. (Michigan, 100%)
    UC Acquisition Corp. (DBA UniCare, Inc.) (Delaware, 100%)
    Weber Medical Systems, Inc. (Delaware, 100%)
    Westhaven Services Co. (Ohio, 100%)





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